UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2016
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

Coeur Mining, Inc. (“Coeur”) held its 2016 Annual Meeting of Stockholders on May 10, 2016, in Chicago, Illinois (the “Annual Meeting”). Coeur’s stockholders voted on the following three proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of abstentions and broker non-votes are set forth below.

Proposal 1. Election of Directors
The stockholders elected the following eight individuals to Coeur’s Board of Directors for one-year terms expiring at the 2017 Annual Meeting. The voting results were as follows:

	For	Against	Abstain	Approval Percentage (1)
Robert E. Mellor	78,908,244	2,035,444	250,875	97.5%
Linda L. Adamany	80,106,643	839,150	248,770	99.0%
Kevin S. Crutchfield	79,004,418	1,936,200	253,945	97.6%
Sebastian Edwards	79,033,318	1,912,352	248,893	97.6%
Randolph E. Gress	80,118,401	815,539	260,623	99.0%
Mitchell J. Krebs	79,599,825	1,344,186	250,552	98.3%
John H. Robinson	78,853,952	2,090,400	250,211	97.4%
J. Kenneth Thompson	79,682,654	1,282,224	229,685	98.4%

Broker Non-Votes:		33,345,387

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for the 2016 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
113,093,600	1,056,590	389,760	—	99.1%

Proposal 3. Approval of advisory resolution on executive compensation.
The stockholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
58,796,893	13,316,603	9,081,067	33,345,387	81.5%

_____________________________________________________

(1) Percentage of votes cast for the nominee or proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: May 10, 2016	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Secretary